KCG ANNOUNCES THIRD QUARTER 2014 RESULTS

KCG reported a GAAP net loss of $9.6 million; pre-tax loss from continuing operations of $15.2 million includes a net benefit of $4.3 million unrelated to core operations

KCG repurchased 3.6 million shares for approximately $42.1 million during the quarter

JERSEY CITY, New Jersey – October 30, 2014 – KCG Holdings, Inc. (NYSE: KCG) today reported a GAAP net loss of $9.6 million, or $0.09 per share, for the third quarter of 2014.

The third quarter 2014 GAAP net loss from continuing operations was $9.4 million, or a loss of $0.09 per share. The third quarter pre-tax loss from continuing operations was $15.2 million which includes a $15.1 million net gain related to the Company’s strategic investment in tradeMONSTER Group, Inc. (“tradeMONSTER”), which combined with OptionsHouse LLC (“OptionsHouse”), $10.5 million in compensation related to a reduction in workforce and other employee separations and a $0.3 million lease loss accrual. Excluding these items, on a non-GAAP basis, third quarter 2014 loss from continuing operations before income taxes was $19.5 million. A reconciliation of GAAP to non-GAAP results is included in Exhibit 4.

KCG was formed July 1, 2013 as a result of the merger between Knight Capital Group, Inc. and GETCO Holding Company, LLC. Financial results for the periods prior to the third quarter of 2013 contained herein solely represent the results of GETCO Holding Company, LLC as the accounting acquirer.

Select Financial Results	($ in thousands, except EPS)
From Continuing Operations	3Q14	2Q14	3Q13
Revenues	272,302	314,133	469,338
Trading revenues, net	150,865	206,780	230,471
Commissions and fees	102,663	104,776	109,079
Gain on investment in Knight Capital Group, Inc.	—	—	127,972
GAAP pre-tax (loss) income	(15,235)	14,507	121,373
GAAP EPS	(0.09)	0.08	1.99
Non-GAAP pre-tax (loss) income*	(19,518)	21,512	19,047

*	See Exhibit 4 for a reconciliation of GAAP to non-GAAP results.

Third Quarter Highlights

•	Grew market share of consolidated U.S. equity share volume executed by KCG market making from the second quarter

•	Increased algorithmic trading volumes and net revenues from institutional clients for the second consecutive quarter

•	Announced the sale of KCG’s futures commission merchant (FCM)

•	Repurchased 3.6 million shares for $42.1 million

Daniel Coleman, Chief Executive Officer of KCG, said, “KCG’s financial results for the third quarter of 2014 were impacted by the subdued market environment in U.S. equities. In particular, the muted retail trading activity and single-digit realized volatility within a heightened competitive environment cut into Market Making segment results. Consecutive quarters in a market cycle trough reaffirm the importance of reducing the cost structure while diversifying in select asset classes in ways that are scalable and non-capital intensive. During the quarter, KCG continued to carry out our strategic plan, pursue opportunities to unlock additional value and return capital to stockholders.”

In the first quarter of 2014, the Company began to charge the Market Making and Global Execution Services segments for the cost of aggregate debt interest. The interest amount charged to each of the segments is based on capital limits and requirements. Historically, debt interest was included within the Corporate and Other segment. This change in the measurement of segment profitability, which has no impact to the consolidated results, is reported prospectively and, therefore, is not reflected in the financial results for any period prior to January 1, 2014.

Market Making

The Market Making segment encompasses direct-to-client and non-client, exchange-based market making across multiple asset classes and is an active participant in all major cash, options and futures markets in the U.S., Europe and Asia. During the third quarter of 2014, the segment generated total revenues of $166.6 million and a pre-tax loss of $8.0 million, which included a debt interest charge of $6.1 million. The results also included compensation related to a reduction in workforce and other employee separations of $2.8 million. Excluding this item, Market Making generated a pre-tax loss of $5.2 million in the third quarter.

In the second quarter of 2014, the segment generated total revenues of $218.4 million and pre-tax income of $36.0 million, which included a debt interest charge of $5.9 million. In the third quarter of 2013, the segment reported total revenues of $240.1 million and pre-tax income of $47.9 million.

During the third quarter of 2014, results from U.S. equity market making were adversely affected by the decline in retail trading activity, heightened competition for retail order flow and challenging market conditions late in the quarter. According to SEC Rule 605 data, average daily U.S. equity share volume handled by the leading market makers was 11 percent below the quarterly average over the past five years while price improvement on retail orders rose approximately 7.5 percent market-wide from the second quarter of 2014 and 27.5 percent from the third quarter of 2013. Results from non-U.S. equity market making were largely static quarter over quarter amid mixed market conditions in European and Asian equities, fixed income, currencies and commodities.

Mr. Coleman commented, “A number of factors coalesced to pressure revenues and revenue capture in U.S. equities during the quarter. The seasonally slow July and August were followed by an active yet difficult September. The elevated levels of price improvement put added pressure on revenue capture. Nonetheless, we grew market share of consolidated U.S. equity share volume during the quarter and made important progress in certain other strategic asset classes.”

Select Trade Statistics: U.S. Equity Market Making

	3Q14	2Q14	3Q13
Average daily dollar volume traded ($ millions)	24,726	25,143	25,365
Average daily trades (thousands)	3,326	3,620	3,809
Average daily shares traded (millions)	5,787	10,820	4,148
NYSE and NASDAQ shares traded	727	758	805
OTC Bulletin Board and OTC Market shares traded	5,060	10,061	3,343
Average revenue capture per U.S. equity dollar value traded (bps)	0.75	1.07	1.01

Global Execution Services

The Global Execution Services segment comprises agency execution services and trading venues. During the third quarter of 2014, the segment generated total revenues of $79.2 million and a pre-tax loss of $1.7 million, which included a debt interest charge of $1.6 million. The results also included compensation related to a reduction in workforce and other employee separations of $3.6 million. Excluding this item, Global Execution Services generated pre-tax income of $1.9 million in the third quarter.

In the second quarter of 2014, the segment generated total revenues of $85.9 million and pre-tax income of $0.7 million, which included a debt interest charge of $1.8 million. The results also included compensation related to a reduction in workforce of $1.9 million. Excluding this item, Global Execution Services generated pre-tax income of $2.6 million in the second quarter of 2014. In the third quarter of 2013, the segment reported total revenues of $91.4 million and a pre-tax loss of $16.4 million, which included $15.1 million in compensation charges related to a reduction in workforce. Excluding this item, Global Execution Services generated a pre-tax loss of $1.2 million in the third quarter of 2013.

During the third quarter of 2014, results were impacted by the quarter over quarter declines in market volumes of U.S. and European equities, offset in part by additional progress in algorithmic trading as well as a rise in market volumes of foreign exchange and ETFs. In algorithmic trading, the contributions from institutional clients grew for the second consecutive quarter to 24 percent of U.S. equity share volume and 63 percent of net revenues for the unit. KCG Hotspot benefitted from a 15 percent quarter over quarter rise in overall notional foreign exchange dollar volume among reporting venues. KCG’s U.S. ETF trading team continued to build momentum amid an approximate 5 percent quarter over quarter increase in overall ETF share volume.

Mr. Coleman commented, “We have made steady progress to date in algorithmic trading. In the first half of the year, we introduced a new algorithm employing a market maker’s approach and made several, targeted new hires. As a result of all the efforts, we’ve onboarded 50 new institutional clients through the third quarter. We continue to beta test new intuitive algorithms that leverage KCG’s intellectual capital and technology to add to the product portfolio.”

As KCG continues to evaluate how best to realize untapped value throughout the company, KCG has begun to explore strategic options for KCG Hotspot, with the goal of executing on opportunities if it creates additional value for our stockholders, clients and employees. KCG has not made a decision to enter into any transaction at this time, and there can be no assurance that KCG will enter into such a transaction in the future.

Select Trade Statistics: Agency Execution and Trading Venues

	3Q14	2Q14	3Q13
Average daily KCG algorithmic trading and order routing U.S. equities shares traded (millions)	248.2	265.3	269.7
Average daily KCG Hotspot notional foreign exchange dollar value traded ($ billions)	30.3	26.2	28.4
Average daily KCG BondPoint fixed income par value traded ($ millions)	126.0	133.7	129.1

KCG electronic execution average daily U.S. equities share volume includes U.S. exchange listed shares traded by algorithmic trading and order routing.

Corporate and Other

The Corporate and Other segment includes strategic investments and corporate overhead expenses. During the third quarter of 2014, the segment recorded total revenues of $26.5 million and a pre-tax loss of $5.5 million. Included in the results was a net gain of $15.1 million related to KCG’s investment in tradeMONSTER, in conjunction with tradeMONSTER’s combination with OptionsHouse in the third quarter, compensation related to a reduction in workforce and other employee separations of $4.2 million and a lease loss accrual of $0.3 million. Excluding these items, the Corporate and Other segment’s pre-tax loss for the third quarter was $16.2 million.

In the second quarter of 2014, the segment recorded total revenues of $9.8 million and a pre-tax loss of $22.2 million. Included in the results was a $2.0 million writedown of capitalized debt costs related to the principal repayment of debt, $0.8 million in compensation related to a reduction in workforce, and a lease loss accrual of $1.5 million. Excluding these items, the Corporate and Other segment’s pre-tax loss for the second quarter was $17.9 million. In the third quarter of 2013, the segment recorded total revenues of $137.9 million and pre-tax income of $89.9 million. Included in the results was revenue of $128.0 million resulting from the gain on investment in Knight Capital Group, Inc. as well as professional and other fees related to the Mergers and August 1st technology issue of $7.3 million and lease loss accruals of $0.8 million. Excluding these items, the Corporate and Other segment’s pre-tax loss for the third quarter of 2013 was $30.0 million.

Financial Condition

As of September 30, 2014, KCG had $540.5 million in cash and cash equivalents. Total outstanding debt was $422.3 million, of which $117.3 million is due in March 2015. The Company had $1.5 billion in stockholders’ equity equivalent to a book value of $12.68 per share and tangible book value of $11.05 per share based on total shares outstanding of 117.2 million, including restricted stock units.

KCG’s headcount at September 30, 2014 was 1,153 full-time employees as compared to 1,207 full-time employees at June 30, 2014. Approximately 45 full-time employees will be affected by the announced sale of KCG’s futures commission merchant (FCM), which is expected to close in the fourth quarter of 2014.

During the third quarter of 2014, KCG repurchased 3.6 million shares for approximately $42.1 million under the Company’s initial $150.0 million stock repurchase program. As of September 30, 2014, KCG had approximately $55.0 million of remaining capacity available to repurchase additional shares under the program. The Company cautions that there are no assurances that any further repurchases may actually occur.

Conference Call

KCG will hold a conference call to discuss third quarter 2014 financial results starting at 9:00 a.m. Eastern Time today, October 30, 2014. To access the call, dial 888-263-2736 (domestic) or 913-905-3216 (international) and enter passcode 9791821. In addition, the call will be webcast at http://www.media-server.com/m/acs/41fae90442d481b1589c479d3013dbef. Following the conclusion of the call, a replay will be available by dialing 888-203-1112 in the U.S. or selecting a number based on location outside the U.S. from a list posted at https://replaynumbers.conferencinghub.com/index.aspx?confid=9791821&passcode=9791821 and entering passcode 9791821.

Additional information for investors, including a presentation of the third quarter financial results, can be found at http://investors.kcg.com.

Non-GAAP Financial Presentations

KCG believes that certain non-GAAP financial presentations, when taken into consideration with the corresponding GAAP financial presentations, are important in understanding operating results. Selected financial information is included in the non-GAAP financial presentations for the three months ended September 30, 2014, June 30, 2014 and September 30, 2013 and for the nine months ended September 30, 2014 and 2013. KCG believes the presentations provide a meaningful summary of results of operations for each of the three and nine month periods. Reconciliations of GAAP to non-GAAP results are included in the schedules in Exhibit 4.

About KCG

KCG is a leading independent securities firm offering investors and clients a range of services designed to address trading needs across asset classes, product types and time zones. The firm combines advanced technology with exceptional client service across market making, agency execution and venues. KCG has multiple access points to trade global equities, fixed income, currencies and commodities via voice or automated execution. www.kcg.com

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. These “forward-looking statements” are not historical facts and are based on current expectations, estimates and projections about KCG’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Any forward-looking statement contained herein speaks only as of the date on which it is made. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with: (i) the strategic business combination (the “Mergers”) of Knight Capital Group, Inc. (“Knight”) and GETCO Holding Company, LLC (“GETCO”), including, among other things, (a) difficulties and delays in integrating the Knight and GETCO businesses or fully realizing cost savings and other benefits, (b) the inability to sustain revenue and earnings growth, and (c) customer and client reactions to the Mergers; (ii) the August 1, 2012 technology issue that resulted in Knight’s broker-dealer subsidiary sending numerous erroneous orders in NYSE-listed and NYSE Arca securities into the market and the impact to Knight’s business as well as actions taken in response thereto and consequences thereof; (iii) the sale of KCG’s reverse mortgage origination and securitization business and the departure of the managers of KCG’s listed derivatives group; (iv) changes in market structure, legislative, regulatory or financial reporting rules, including the increased focus by regulators, the New York Attorney General, Congress and the media on market structure issues, and in particular, the scrutiny of high frequency trading, alternative trading systems, market fragmentation, colocation, access to market data feeds, and remuneration arrangements such as payment for order flow and exchange fee structures; (v) past or future changes to organizational structure and management; (vi) KCG’s ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by KCG’s customers and potential customers; (vii) KCG’s ability to keep up with technological changes; (viii) KCG’s ability to effectively identify and manage market risk, operational and technology risk, legal risk, liquidity risk, reputational risk, counterparty and credit risk, international risk, regulatory risk, and compliance risk; (ix) the cost and other effects of material contingencies, including litigation contingencies, and any adverse judicial, administrative or arbitral rulings or proceedings; and (x) the effects of increased competition and KCG’s ability to maintain and expand market share. The list above is not exhaustive. Readers should carefully review the risks and uncertainties disclosed in KCG’s reports with the SEC, including, without limitation, those detailed under “Risk Factors” in KCG’s Annual Report on Form 10-K for the year-ended December 31, 2013, under “Certain Factors Affecting Results of Operations” in KCG’s Quarterly Report on Form 10-Q for the period ended June 30, 2014, and other reports or documents KCG files with, or furnishes to, the SEC from time to time.

CONTACTS

Sophie Sohn	Jonathan Mairs
Communications & Marketing	Investor Relations
312-931-2299	201-356-1529
media@kcg.com	jmairs@kcg.com

KCG HOLDINGS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)	Exhibit 1

	For the three months ended
	September 30, 2014	June 30, 2014	September 30, 2013
	(In thousands, except per share amounts)
Revenues
Trading revenues, net	$150,865	$206,780	$230,471
Commissions and fees	102,663	104,776	109,079
Interest, net	139	(289)	(177)
Investment income and other, net	18,635	2,866	129,965

Total revenues	272,302	314,133	469,338

Expenses
Employee compensation and benefits	95,307	103,430	129,631
Execution and clearance fees	74,058	73,242	81,023
Communications and data processing	38,576	38,279	44,046
Depreciation and amortization	20,298	19,823	20,091
Payments for order flow	15,377	18,076	16,431
Debt interest expense	7,714	7,497	19,350
Occupancy and equipment rentals	7,672	8,235	8,898
Collateralized financing interest	7,330	6,395	4,520
Professional fees	7,161	7,337	9,077
Business development	3,163	2,609	2,644
Writedown of assets and lease loss accrual, net	301	1,941	936
Writedown of capitalized debt costs	—	1,995	—
Other	10,580	10,767	11,318

Total expenses	287,537	299,626	347,965

(Loss) Income from continuing operations before income taxes	(15,235)	14,507	121,373
Income tax (benefit) expense	(5,796)	5,520	(107,190)

(Loss) Income from continuing operations, net of tax	(9,439)	8,987	228,563
Loss from discontinued operations, net of tax	(177)	(67)	(784)

Net (loss) Income	$(9,616)	$8,920	$227,779

Basic (loss) earnings per share from continuing operations	$(0.09)	$0.08	$2.00

Diluted (loss) earnings per share from continuing operations	$(0.09)	$0.08	$1.99

Basic loss per share from discontinued operations	$—	$—	$(0.01)

Diluted loss per share from discontinued operations	$—	$—	$(0.01)

Basic (loss) earnings per share	$(0.09)	$0.08	$2.00

Diluted (loss) earnings per share	$(0.09)	$0.08	$1.98

Shares used in computation of basic (loss) earnings per share	110,376	114,859	114,113

Shares used in computation of diluted (loss) earnings per share	110,376	117,601	114,773

KCG HOLDINGS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS(1) (Unaudited)	Exhibit 1 (Continued)

	For the nine months ended
	September 30, 2014	September 30, 2013
	(In thousands, except per share amounts)
Revenues
Trading revenues, net	$615,942	$415,495
Commissions and fees	319,696	164,391
Interest, net	798	(970)
Investment income and other, net	33,656	125,046

Total revenues	970,092	703,962

Expenses
Employee compensation and benefits	321,056	236,983
Execution and clearance fees	222,801	167,931
Communications and data processing	113,651	86,040
Depreciation and amortization	60,224	36,004
Payments for order flow	55,485	17,468
Debt interest expense	24,735	21,995
Occupancy and equipment rentals	24,192	15,454
Collateralized financing interest	19,887	4,520
Professional fees	19,900	38,928
Business development	7,455	2,686
Writedown of assets and lease loss accrual, net	2,508	4,248
Writedown of capitalized debt costs	9,552	—
Other	29,990	30,028

Total expenses	911,436	662,285

Income from continuing operations before income taxes	58,656	41,677
Income tax expense (benefit)	22,191	(101,901)

Income from continuing operations, net of tax	36,465	143,578
Loss from discontinued operations, net of tax	(1,497)	(784)

Net income	$34,968	$142,794

Net loss allocated to preferred and participating units	$—	$(21,535)

Net income attributable to common shareholders	$34,968	$164,329

Basic earnings per share from continuing operations	$0.32	$2.41

Diluted earnings per share from continuing operations	$0.31	$2.40

Basic loss per share from discontinued operations	$(0.01)	$(0.01)

Diluted loss per share from discontinued operations	$(0.01)	$(0.01)

Basic earnings per share	$0.31	$2.39

Diluted earnings per share	$0.30	$2.39

Shares used in computation of basic earnings (loss) per share	113,680	68,632

Shares used in computation of diluted earnings (loss) per share	117,127	68,855

(1)	Nine months ended September 30, 2013 includes three months of results of KCG Holdings, Inc. plus six months of GETCO Holding Company, LLC.

KCG HOLDINGS, INC. CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)	Exhibit 2

	September 30, 2014	December 31, 2013
	(In thousands)
ASSETS
Cash and cash equivalents	$540,457	$674,281
Cash and cash equivalents segregated under federal and other regulations	15,805	183,082
Financial instruments owned, at fair value:
Equities	2,595,507	2,298,785
Listed options	130,931	339,798
Debt securities	123,151	83,256

Total financial instruments owned, at fair value	2,849,589	2,721,839
Collateralized agreements:
Securities borrowed	1,711,214	1,357,387
Receivable from brokers, dealers and clearing organizations	969,018	1,257,251
Fixed assets and leasehold improvements, less accumulated depreciation and amortization	138,892	146,668
Investments	101,746	125,413
Goodwill and Intangible assets, less accumulated amortization	190,601	208,806
Deferred tax asset, net	175,215	175,639
Assets held for sale	686,639	—
Other assets	136,070	146,638

Total assets	$7,515,246	$6,997,004

LIABILITIES & EQUITY
Liabilities
Financial instruments sold, not yet purchased, at fair value:
Equities	$2,057,849	$1,851,006
Listed options	117,829	252,282
Debt securities	186,211	57,198
Other financial instruments	636	5,014

Total financial instruments sold, not yet purchased, at fair value	2,362,525	2,165,500
Collateralized financings:
Securities loaned	778,000	733,230
Financial instruments sold under agreements to repurchase	867,858	640,950

Total collateralized financings	1,645,858	1,374,180
Payable to brokers, dealers and clearing organizations	611,426	474,108
Payable to customers	61,540	481,041
Accrued compensation expense	70,630	149,430
Accrued expenses and other liabilities	159,135	175,910
Capital lease obligations	7,250	10,039
Liabilities held for sale	688,802	—
Debt	422,259	657,259

Total liabilities	6,029,425	5,487,467

Equity
Class A Common Stock	1,277	1,233
Additional paid-in capital	1,357,613	1,306,549
Retained earnings	246,646	211,678
Treasury stock, at cost	(121,457)	(11,324)
Accumulated other comprehensive income	1,742	1,401

Total equity	1,485,821	1,509,537

Total liabilities and equity	$7,515,246	$6,997,004

KCG HOLDINGS, INC. PRE-TAX EARNINGS (LOSS) FROM CONTINUING OPERATIONS BY BUSINESS SEGMENT* (In thousands) (Unaudited)	Exhibit 3

	For the three months ended
	September 30, 2014	June 30, 2014	September 30, 2013
Market Making
Revenues	$166,620	$218,446	$240,110
Expenses	174,653	182,442	192,257

Pre-tax (loss) earnings	(8,033)	36,004	47,853

Global Execution Services
Revenues	79,218	85,903	91,366
Expenses	80,882	85,167	107,720

Pre-tax (loss) earnings	(1,664)	736	(16,354)

Corporate and Other
Revenues	26,464	9,784	137,862
Expenses	32,002	32,017	47,988

Pre-tax (loss) earnings	(5,538)	(22,233)	89,874

Consolidated
Revenues	272,302	314,133	469,338
Expenses	287,537	299,626	347,965

Pre-tax (loss) earnings	$(15,235)	$14,507	$121,373

*	Totals may not add due to rounding.

KCG HOLDINGS, INC. PRE-TAX EARNINGS (LOSS) FROM CONTINUING OPERATIONS BY BUSINESS SEGMENT* (In thousands) (Unaudited)	Exhibit 3 (Continued)

	For the nine months ended
	September 30, 2014	September 30, 2013
Market Making
Revenues	$662,412	$455,678
Expenses	558,409	400,016

Pre-tax earnings	104,003	55,662

Global Execution Services
Revenues	252,341	113,700
Expenses	251,253	135,002

Pre-tax earnings (loss)	1,088	(21,302)

Corporate and Other
Revenues	55,339	134,584
Expenses	101,774	127,267

Pre-tax (loss) earnings	(46,435)	7,317

Consolidated
Revenues	970,092	703,962
Expenses	911,436	662,285

Pre-tax earnings	$58,656	$41,677

*	Totals may not add due to rounding.

Nine months ended September 30, 2013 includes three months of results of KCG Holdings, Inc. plus six months of GETCO Holding Company, LLC.

KCG HOLDINGS, INC. Regulation G Reconciliation of Non-GAAP financial measures (Continuing operations) (in thousands)	Exhibit 4

Three months ended September 30, 2014	Market Making	Global Execution Services	Corporate and Other	Consolidated
Reconciliation of GAAP Pre-Tax to Non-GAAP Pre-Tax:
GAAP Loss from continuing operations before income taxes	$(8,033)	$(1,664)	$(5,538)	$(15,235)
Net gain related to tradeMONSTER combination with OptionsHouse	—	—	(15,105)	(15,105)
Compensation related to reduction in workforce and other employee separations	2,786	3,577	4,158	10,521
Writedown of assets and lease loss accrual, net	—	—	301	301

Non GAAP (Loss) Income from continuing operations before income taxes	$(5,247)	$1,913	$(16,184)	$(19,518)

Three months ended June 30, 2014	Market Making	Global Execution Services	Corporate and Other	Consolidated
Reconciliation of GAAP Pre-Tax to Non-GAAP Pre-Tax:
GAAP Income (Loss) from continuing operations before income taxes	$36,004	$736	$(22,233)	$14,507
Writedown of capitalized debt costs	—	—	1,995	1,995
Compensation related to reduction in workforce	383	1,886	800	3,069
Writedown of assets and lease loss accrual, net	452	—	1,489	1,941

Non GAAP Income (Loss) from continuing operations before income taxes	$36,839	$2,622	$(17,949)	$21,512

Three months ended September 30, 2013	Market Making	Global Execution Services	Corporate and Other	Consolidated
Reconciliation of GAAP Pre-Tax to Non-GAAP Pre-Tax:
GAAP Income (Loss) from continuing operations before income taxes	$47,853	$(16,354)	$89,874	$121,373
Gain on investment in Knight Capital Group, Inc.	—	—	(127,972)	(127,972)
Compensation and other expenses related to reduction in workforce	2,309	15,132	—	17,441
Professional and other fees related to Mergers and August 1st technology issue	—	—	7,269	7,269
Writedown of assets and lease loss accrual	108	—	828	936

Non GAAP Income (Loss) from continuing operations before income taxes	$50,270	$(1,222)	$(30,001)	$19,047

*	Totals may not add due to rounding

KCG HOLDINGS, INC. Regulation G Reconciliation of Non-GAAP financial measures (Continuing operations)(1) (in thousands)	Exhibit 4 (Continued)

Nine months ended September 30, 2014	Market Making	Global Execution Services	Corporate and Other	Consolidated
Reconciliation of GAAP Pre-Tax to Non-GAAP Pre-Tax:
GAAP Income (Loss) from continuing operations before income taxes	$104,003	$1,088	$(46,435)	$58,656
Net gain related to tradeMONSTER combination with OptionsHouse	—	—	(15,105)	(15,105)
Income resulting from the merger of BATS and Direct Edge, net	—	—	(9,644)	(9,644)
Compensation related to reduction in workforce and other employee separations	3,169	5,463	4,958	13,590
Writedown of capitalized debt costs	—	—	9,552	9,552
Writedown of assets and lease loss accrual, net	811	—	1,697	2,508

Non GAAP Income (Loss) from continuing operations before income taxes	$107,983	$6,551	$(54,977)	$59,557

Nine months ended September 30, 2013	Market Making	Global Execution Services	Corporate and Other	Consolidated
Reconciliation of GAAP Pre-Tax to Non-GAAP Pre-Tax:
GAAP Income (Loss) from continuing operations before income taxes	$55,662	$(21,302)	$7,317	$41,677
Gain on investment in Knight Capital Group, Inc.	—	—	(127,972)	(127,972)
Professional and other fees related to Mergers and August 1st technology issue	—	—	44,398	44,398
Compensation and other expenses related to reduction in workforce	6,264	15,997	—	22,261
Unit based compensation acceleration due to Mergers	—	—	22,031	22,031
Strategic asset impairment	—	—	9,184	9,184
Writedown of assets and lease loss accrual	108	—	4,525	4,633

Non GAAP Income (Loss) from continuing operations before income taxes	$62,034	$(5,305)	$(40,517)	$16,212

*	Totals may not add due to rounding
(1)	Nine months ended September 30, 2013 includes three months of results of KCG Holdings, Inc. plus six months of GETCO Holding Company, LLC.